Exhibit 21.1
List of Subsidiaries

Name of Subsidiary	Country of Incorporation	Percentage of Voting Securities Owned
Energy Vault, Inc.	United States (Delaware)	100%
Calistoga Resiliency Center Holdco, LLC	United States (Delaware)	100%
Calistoga Resiliency Center, LLC	United States (Delaware)	100%
Cetus Energy LLC	United States (Delaware)	100%
Cetus Energy, Inc.	United States (Delaware)	97%
Cross Trails Energy Storage Project Holdco, LLC	United States (Delaware)	100%
Cross Trails Energy Storage Project, LLC	United States (Delaware)	100%
Asset Vault, LLC	United States (Delaware)	100%
Energy Vault CDU Holdco, LLC	United States (Delaware)	100%
Energy Vault CDU Project, LLC	United States (Delaware)	100%
Energy Vault SOSA HoldCo LLC	United States (Delaware)	100%
SOSA Energy Center, LLC	United States (Delaware)	100%
Snyder Housing LLC	United States (Texas)	100%
Energy Vault SA	Switzerland	100%
Energy Vault Pty Ltd	Australia	100%
Energy Vault Stoney Creek HoldCo Pty Ltd.	Australia	100%
Energy Vault Stoney Creek ProjectCo Pty Ltd.	Australia	100%
Energy Vault Solutions UK Limited	United Kingdom	100%
Energy Vault Nantong Co., Ltd.	China	100%
Energy Vault Srl	Italy	100%